HUSSMAN ECONOMETRICS ADVISORS, INC.
                                 Code of Ethics

                                  July 20, 2000


                                  INTRODUCTION

     Hussman Econometrics Advisors, Inc. ("Hussman") has adopted this Code of Ethics ("Code"). This Code pertains to Hussman's investment advisory services to Hussman Investment Trust, a registered management investment company (the "Fund"), and other Hussman clients (together with the Fund, the "Clients"). Hussman has a fiduciary duty to the Clients that requires individuals associated with Hussman to act for the benefit of the Clients. Potential conflicts of interest may arise in connection with the personal trading activities of Hussman personnel. This Code establishes standards and procedures designed to prevent improper personal trading, to identify conflicts of interest, and to provide a means to resolve actual or potential conflicts of interest.

     In addition to its specific prohibitions, this Code prohibits conduct made unlawful under Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act"). Rule 17j-1 makes it unlawful for a person to take the following actions in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Fund:

          1.   To employ any device, scheme, or artifice to defraud a Client;

          2. To make any untrue statement of a material statement to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business that operates, or would operate, as a fraud or deceit on the Fund; or

          4.   To engage in any manipulative practice with respect to the Fund.

     Hussman requires that its personnel adhere to this Code as a basic condition of employment at Hussman. If you have any questions about the propriety of any activity, you should consult with the Compliance Officer or other responsible Hussman personnel.

SECTION 1. DEFINITIONS

     All terms defined by reference to Rule 17j-1 shall have the same meaning as they have in the Rule and the 1940 Act and shall be interpreted as modified by or interpreted by orders of the Securities and Exchange Commission (the "Commission"), by rules, regulations, or releases adopted, or issued, by the Commission, or other interpretative releases or letters issued by the Commission or its staff.

          (a) ACCESS PERSON includes any director, officer, general partner or Advisory Person of Hussman.

          (b) ADVISORY PERSON has the same meaning as in Rule 17j-1 and includes:

               (i) any employee of Hussman (or of any company in a Control relationship to Hussman) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

               (ii) any natural person in a Control  relationship to Hussman who obtains information concerning recommendations made with regard to the purchase or sale of Covered Securities.

          (c) BENEFICIAL OWNERSHIP has the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

          (d) COMPLIANCE OFFICER is the person or persons appointed by Hussman to approve and to review any transaction by an Access Person or Investment Personnel as required by this Code and to review reports required to be filed by Access Persons under this Code. Unless and until a successor is appointed, the Secretary of the Fund shall serve as Compliance Officer.

          (e) CONTROL has the same meaning as in Section 2(a)(9) of the 1940 Act and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

          (f) COVERED SECURITY is a security as defined in section 2(a)(36) of the 1940 Act and includes any option written to purchase or sell a security, but does not include:

               (i)  direct obligations of the United States Government;

               (ii) bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper   and  high   quality   short-term   debt
                    instruments, including repurchase agreements; and

               (iii) shares issued by open-end investment companies.

          (g) INITIAL PUBLIC OFFERING has the same meaning as in Rule 17j-1 and is an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

          (h) INVESTMENT PERSONNEL has the same meaning as in Rule 17j-1 and includes:

               (i) any employee of Hussman (or of any company in a Control relationship to Hussman) who, in connection with his or her regular functions or duties, makes, or participates in making recommendations, regarding the purchase or sale of securities by or on behalf of a Client; and

               (ii) any  natural  person who  Controls  Hussman  and who obtains information concerning recommendations made regarding the purchase or sale of securities by or on behalf of a Client.

          (i) LIMITED OFFERING has the same meaning as in Rule 17j-1 and is an offering that is exempt from registration under Sections 4(2) or 4(6) or under rules 504, 505, or 506 under 1933 Act.

SECTION 2. POLICIES

          (a) GENERAL. It is the policy of Hussman that no Access Person shall engage in any act, practice, or course of conduct that would violate this Code. Each Access Person has the responsibility of ensuring that all personal trading and other professional activities comply with the policies in this Code.

          (b) ACCESS PERSON TRANSACTIONS. An Access Person must wait two full business days after the last purchase or sale of a Covered Security for any Client before engaging in a personal trade in the same security. Before executing any transaction in a Covered Security, the Access Person must verify with the Compliance Officer that no trading in the security has either occurred in the previous two business days or is anticipated during the next two business days by submitting to, and obtaining the signature of, the Compliance Officer the Verification Form (in the sample form attached as Exhibit A). This paragraph (b) is not applicable to transactions for a Client account that is a private investment partnership or company, regardless of whether or not Access Persons have any Beneficial Ownership in such Client; provided that such transactions are not effected on a basis more favorable than those of other clients, including the Fund.

          (c) EXEMPTED TRANSACTIONS. The prohibitions of paragraph (b) of this section shall not apply to the following transactions:

               (i) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               (ii) purchases or sales that are nonvolitional on the part of the
                    Access Person;

               (iii)purchases   that   are   part  of  an   automatic   dividend
                    reinvestment plan;

               (iv) purchases or sales of a stock index  futures  contract or an option on such a futures contract or stock index;

               (v) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

               (vi) sales  effected  pursuant  to  a  tender  offer  or  similar
                    transaction   involving   an  offer  to  acquire  all  or  a
                    significant portion of a class of securities;

               (vii)purchases or sales  receiving prior approval in writing from the Compliance Officer (a) as only remotely potentially harmful to Clients because they would be very unlikely to have a material effect on prevailing market prices or because they clearly are not economically related to the securities to be purchased or sold or held by a Client or
                    (b) as not representing any danger of the abuses proscribed by Rule 17j-1 under the 1940 Act; and

               (viii)  purchases  or sales of  Covered  Securities  that are not eligible for purchase or sale by Clients.

          (d) PRIOR APPROVAL OF CERTAIN TRANSACTIONS BY INVESTMENT PERSONNEL. No Investment Personnel may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering unless the person obtains prior written approval of the transaction from the Compliance Officer ("Prior Approval"). The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client. A request for Prior Approval must be made by completing the Prior Approval Form (in the sample form attached as Exhibit B) and submitting it to the Compliance Officer.

          (e) UNDUE INFLUENCE: DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall cause or recommend any securities transaction for a Client without having disclosed to the Compliance Officer his or her interest, if any, in such securities or the issuer thereof, including, without limitation, (i) his or her Beneficial Ownership of any securities of the issuer, (ii) any position with
               the  issuer  or  its   affiliates,   (iii)
               any family member's Beneficial Ownership of any securities of the issuer or position with the issuer or its affiliates of which the Access Person is aware, and (iv) any present or proposed business relationship between the issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand. The Compliance Officer may approve a transaction of the type described in this paragraph if the Compliance Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client.

          (f)  CORPORATE   OPPORTUNITIES.   All  Access  Persons  are  expressly
               prohibited from taking personal advantage of any opportunity properly belonging to a Client.

          (g) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Client or securities that are being considered for purchase or sale for any Client.

SECTION 3. REPORTING REQUIREMENTS

     These reporting requirements are for the purpose of providing Hussman with appropriate information to determine with reasonable assurance whether Access Persons are observing this Code.

          (a) Unless excepted under paragraph (b) of this section, every Access Person must make the following reports to Hussman. Each report must be dated on the day that the report is submitted to Hussman. An Access Person may include a statement that the information in the report shall not be deemed an admission that the Access Person has Beneficial Ownership of any Covered Security to which the report relates.

               (i) INITIAL HOLDINGS REPORTS. No later than 10 days after a person becomes an Access Person, the Access Person must submit the following information.

                    (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person has Beneficial Ownership when the person became an Access Person; and

                    (B) As of the date the person became an Access Person, the name of any broker, dealer, or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership were held.

               (ii) TRANSACTION REPORTS. All Access Persons are required to file with the Compliance Officer, no later than 10 days after the end of each calendar quarter, a report of all personal transactions in Covered Securities for that quarter. The form attached as Exhibit C shall be used for this purpose. An Access Person need not make these reports if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Access Person in the required time period, if all of the information required by the form attached as Exhibit C is contained in the broker trade confirmations or account statements or in the records of the Fund or Hussman.

               (iii)ANNUAL HOLDINGS REPORTS.  On an annual basis, not later than
                    January 30 of each year, an Access Person shall file with the Compliance Officer, in the form attached as Exhibit D, a certification of compliance with this Code, which report shall also include the following information (current as of a date no more than 30 days before the report is submitted):

                    (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person had Beneficial Ownership; and

                    (B) The name of any broker, dealer or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership are held.

          (b) EXCEPTIONS FROM REPORTING REQUIREMENTS. An Access Person need not make a report under paragraph (a) of this section for transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control.

SECTION 4. ADMINISTRATION OF THE CODE

          (a) NOTIFICATION OF ACCESS PERSONS. Hussman shall identify all Access Persons and inform them of this Code and their reporting requirements under this Code. Each Access Person shall be required to acknowledge in writing, in the form attached as Exhibit E, that he or she has received a copy of, has read and fully understands and will comply with, this Code.

          (b) REVIEW AND REPORT TO HUSSMAN. The Compliance Officer shall review the reports required under this Code and shall report violations of the Code at least quarterly to Hussman and to the Fund.

          (c) SANCTIONS. Upon discovering a violation of this Code, Hussman may impose any sanctions that it deems appropriate, including, among other things, a letter of censure, or suspension or termination of the employment of the violator.

          (d) REPORT TO BOARD. At least annually, Hussman must furnish to the Fund's Board of Trustees a written report that describes any issues arising under the Code, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations.

SECTION 5. MAINTENANCE OF RECORDS

          (a) Hussman shall maintain and cause to be maintained in an easily accessible place a copy of this Code and any other Code that has at any time within the past 5 years been in effect.

          (b)  Hussman also shall maintain and cause to be maintained:

               (i) A record of any violation of this Code and of any action taken as a result of the violation in an easily accessible place for at least 5 years following the end of the fiscal year in which the violation occurred.

               (ii) A copy of each report made by an Access  Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

               (iii)A record of all persons  who,  currently  or within the past five years, are or were Compliance Officers and Access Persons required to make reports under this Code.

               (iv) A copy of each report  made to the Fund's  Board of Trustees under this Code for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

               (v) A record of the approval of, and rationale supporting, any direct or indirect acquisition by Investment Personnel of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which approval is granted.

EXHIBIT A
---------

                                VERIFICATION FORM


     I am an Access Person of Hussman Econometrics  Advisors,  Inc. ("Hussman"),

as defined in Hussman's  Code of Ethics.  I plan to execute a personal  trade in the securities of _______________ (the "Securities"). As required by the Code, I understand  that I must wait two full  business  days after the last purchase or sale of a security by or on behalf of a Client (as  defined in the Code)  before executing a personal trade in the same security. This is to request verification that no  trading  in the  Securities  by or on  behalf  of a Client  has  either occurred in the two business days before  _____________,  20__ or is anticipated in the next two business days. I acknowledge that, if so verified,  the approval of the Compliance  Officer is valid only for trades executed on the same date as the verification is issued.


                                               --------------------------------
                                               [Signature of Access Person]



VERIFICATION


---------------------------
Compliance Officer
Date:

                                   EXHIBIT B
                                   ---------

                               PRIOR APPROVAL FORM

     I am a person that falls within the category of Investment Personnel in the

Code of  Ethics  of  Hussman  Econometrics  Advisors,  Inc.  I plan to invest in

[describe  offering],  which is, under the Code, an [Initial  Public Offering or

Limited Offering,  as applicable].  As required by the Code, I understand that I must obtain  prior  written  approval of this  investment  to avoid  causing any material  conflict  of  interest  with a  Client  (as  defined  in the  Code) or detriment or disadvantage to a Client. If you conclude that there is no material conflict of interest with Clients and no detriment or disadvantage to Clients as a result  of this  investment,  please  indicate  your  prior  approval  of this investment by signing below.

                                            ----------------------------------
                                            Title:
                                            Date:


APPROVAL


-------------------------------
Compliance Officer
Date:

                                    EXHIBIT C

                     PERSONAL SECURITIES TRANSACTION REPORT

____________________________________                                               ____________________________________
Name (please print)                                                                Quarter Ending

INSTRUCTIONS:  Record all applicable security transactions which are not specifically excepted by  the Code of Ethics.  To indicate no transactions, the word "NONE" must appear.  This form must be returned within 10 calendar days after the close of each quarter.

================================================================================================================================
                 Purchase/Sale/         Number of Shares/
    Date              Other             Principal Amount               Title of Security         Price      Broker/Dealer/Bank
================================================================================================================================

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

---------------- ------------------- --------------------------- ---------------------------- ------------- --------------------

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

================================================================================================================================
      Account Registration                   Broker/Dealer/Bank                Account No.                Date Established
================================================================================================================================

------------------------------------ ------------------------------------  ---------------------- ------------------------------

------------------------------------ ------------------------------------  ---------------------- ------------------------------

------------------------------------ ------------------------------------  ---------------------- ------------------------------

------------------------------------ ------------------------------------  ---------------------- ------------------------------

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest and there are no other transactions in securities in which I had or acquired a beneficial interest
(whether or not effected in any brokerage or other account) that are required to be reported.

____________________________________                                               ____________________________________
Signature of Access Person                                                         Approved

____________________________________                                               ____________________________________
Date of Filing                                                                     Date Approved


                                    EXHIBIT D

                    ANNUAL CERTIFICATION AND HOLDINGS REPORT
                               December 31, 20___


_______________________________
Name (please print)

INSTRUCTIONS: Record holdings, as of December 31, 20__, in all Securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by January 30, 20__.
       ====================================================================
                                                       Number of Shares/
        Title of Security                              Principal Amount
       ====================================================================

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

       -------------------------------------------- -----------------------

Please disclose below any account in which any Securities are held for you direct or indirect benefit, as of December 31, 20__.

   ===========================================================================
        Account Registration       Broker / Dealer / Bank      Account Number
   ===========================================================================

   ---------------------------  --------------------------  ------------------

   ---------------------------  --------------------------  ------------------

   ---------------------------  --------------------------  ------------------

   ---------------------------  --------------------------  ------------------


By signing below I certify that the Securities and accounts listed above comprise all Securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I further certify that I have read and fully understand the Code of Ethics of Hussman Investment Trust and have complied in all respects with the Code of Ethics.

_______________________________             _______________________________
Signature of Access Person                  Approved

_______________________________             _______________________________
Date of Filing                              Date Approved

                                    EXHIBIT E

                                 CODE OF ETHICS
                            CERTIFICATE OF COMPLIANCE

     As an Access Person as defined in the Code of Ethics of Hussman Econometrics Advisors, Inc. adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.



                                               --------------------------------
                                               Signature


                                               --------------------------------
                                               Name (Please Print)


                                               --------------------------------
                                               Date